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                                                                      EXHIBIT 5

                                SIDLEY & AUSTIN
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

   DALLAS                 One First National Plaza            WASHINGTON, D.C.
   ------                  Chicago, Illinois 60603                 ------
LOS ANGELES                Telephone 312 853 7000                  LONDON
   ------                  Facsimile 312 853 7036                  ------
  NEW YORK                                                        SINGAPORE
                                Founded 1866                       -------
                                                                    TOKYO

WRITER'S DIRECT NUMBER                                 WRITER'S E-MAIL ADDRESS


                               December 14, 1998



Chart House Enterprises, Inc.
640 N. LaSalle Street
Suite 295
Chicago, IL 60610

           Re:  250,000 Shares of Common Stock, $.01 par value
                ----------------------------------------------

Ladies and Gentlemen:


     We refer to the Registration Statement on Form S-8 (the "Registration Statement") being filed by Chart House Enterprises, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 250,000 shares of the Company's Common Stock, $.01 par value (the "Registered Common Stock"), to be issued from time to time under the Chart House Enterprises, Inc. 1998 Employee Stock Purchase Plan (the "Plan").

     We are familiar with the proceedings to date with respect to the proposed issuance of the Registered Common Stock under the Plan and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

     Based on the foregoing, we are of the opinion that:

     1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

     2. Each share of Registered Common Stock newly issued under the Plan will be duly authorized, legally issued, fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Securities Act;
(ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly

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SIDLEY & AUSTIN                                                       CHICAGO

Chart House Enterprises, Inc.
December 11, 1998
Page 2


adopted final resolutions authorizing the issuance and sale thereof as contemplated by the Plan; and (iii) a certificate representing such share shall have been duly executed, countersigned and registered and duly delivered upon payment of the agreed consideration therefor (not less than the par value thereof) determined in accordance with the terms of the Plan.

     We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Registered Common Stock.

     This opinion letter is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement, including the related prospectus.

                                                   Very truly yours,

                                                   /s/ SIDLEY & AUSTIN